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                                                                     EXHIBIT 8.1

                       [LETTERHEAD OF LATHAM & WATKINS]




                               February 11, 1998



Kilroy Realty Corporation
2250 East Imperial Highway
El Segundo, California  90245

          Re:  Certain Federal Income Tax Consequences
               ---------------------------------------

Ladies and Gentlemen:

          We have acted as tax counsel to Kilroy Realty Corporation, a Maryland corporation (the "Company"), in connection with with its issuance of up to $400,000,000 aggregate maximum offering price of shares of $.01 par value common stock of the Company pursuant to a registration statement filed with the Securities and Exchange Commission on Form S-3 on January 28, 1998, (file No. 333-45097) as amended as of the time it became effective (the "Registration
                                                               ------------
Statement").
---------

          You have requested our opinion concerning certain of the federal income tax consequences to the Company in connection with the sale described above. This opinion is based on various factual assumptions, including the facts set forth in the Registration Statement, concerning the business, properties and governing documents of the Company, Kilroy Realty, L.P., (the "Operating Partnership") and their subsidiaries. We have also been furnished with, and with your consent have relied upon, certain representations made by the Company, the Operating Partnership and their subsidiaries with respect to certain factual matters through a certificate of an officer of the Company (the "Officer's Certificate").

          In our capacity as tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals,
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Kilroy Realty Corporation
February 11, 1998
Page 2


the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

          Based on such facts, assumptions and representations, it is our opinion that the statements in the Registration Statement, set forth under the headings "Federal Income Tax Consequences," insofar as such statements describe statutes, rules or regulations, legal conclusions with respect to their application or provisions of the organizational documents of the Company, have been reviewed by us and are correct in all material respects.

          No opinion is expressed as to any matter not discussed herein.

          This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Officer's Certificate may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements.

          This opinion is rendered only to you and is solely for your use in connection with the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent.

                              Very truly yours,


                              /s/ Latham & Watkins